Finisar Announces Fifth Consecutive Quarter of Revenue Growth

SUNNYVALE, CA -- (Marketwired - December 05, 2013) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second fiscal quarter ended October 27, 2013.

COMMENTARY

"I am pleased to report second quarter revenues were $290.7 million, a new all-time record for Finisar. Revenues increased by $24.7 million, or 9.3%, over the first quarter and $58.7 million, or 25.3%, over the second quarter of the prior year. Revenues grew for the fifth consecutive quarter. This quarter's revenue growth came from both datacom and telecom products," said Jerry Rawls, Finisar's executive Chairman of the Board.

"During the quarter, we continued to make significant strides in new product development that we believe will drive future revenue growth. For example, we demonstrated our new 100Gbps CFP4 Ethernet transceiver for short reach datacom applications. This transceiver provides 75% greater face plate density and 80% less power consumption than our original CFP," said Eitan Gertel, Finisar's Chief Executive Officer.

        FINANCIAL HIGHLIGHTS - SECOND QUARTER ENDED October 27, 2013

Summary GAAP Results                      Second                First
                                         Quarter               Quarter
                                          Ended                 Ended
                                     October 27, 2013       July 28, 2013
                                    -----------------     -----------------
                                   (in thousands, except per share amounts)

Revenues                            $         290,722     $         266,068
Gross margin                                     35.6%                 34.3%
Operating expenses                  $          73,264     $          64,270
Operating income                    $          30,109     $          27,103
Operating margin                                 10.4%                 10.2%
Net income                          $          29,965     $          26,011
Income per share-basic              $            0.31     $            0.27
Income per share-diluted            $            0.29     $            0.26

Basic shares                                   95,941                94,609
Diluted shares                                103,696               101,125

Summary Non-GAAP Results (a)              Second                First
                                         Quarter               Quarter
                                          Ended                 Ended
                                     October 27, 2013       July 28, 2013
                                    -----------------     -----------------
                                   (in thousands, except per share amounts)

Revenues                            $         290,722     $         266,068
Gross margin                                     37.1%                 35.1%
Operating expenses                  $          63,159     $          60,903
Operating income                    $          44,767     $          32,397
Operating margin                                 15.4%                 12.2%
Net income                          $          43,767     $          31,269
Income per share-basic              $            0.46     $            0.33
Income per share-diluted            $            0.43     $            0.31

Basic shares                                   95,941                94,609
Diluted shares                                103,696               101,125

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Financial Statement Highlights for the second quarter of fiscal 2014:

  Revenues increased to $290.7 million, up $24.7 million, or 9.3%, from $266.1 million in the preceding quarter.
  The sale of products for datacom applications increased by $ 19.8 million, or 10.7%, over the preceding quarter, and the sale of products for telecom applications increased by $4.8 million, or 5.9%, over the preceding quarter
  GAAP gross margin increased to 35.6% from 34.3% in the preceding quarter, primarily as the result of a favorable product mix.
  Non-GAAP gross margin increased to 37.1% from 35.1% in the preceding quarter.
  GAAP operating income increased $3.0 million to $30.1 million, or 10.4% of revenues, compared to $27.1 million, or 10.2%, of revenues in the preceding quarter.
  Non-GAAP operating income increased $12.4 million to $44.8 million, or 15.4% of revenues, compared to $32.4 million, or 12.2% of revenues, in the preceding quarter.
  Cash and cash equivalents increased $28.1 million to $316.5 million at the end of the second quarter, compared to $288.4 million at the end of the preceding quarter.

OUTLOOK

The Company indicated that it currently expects revenues for the third quarter of fiscal 2014 to be in the range of $290 to $305 million; GAAP operating margin to be approximately 11.5%; non-GAAP operating margin to be approximately 15.5% and non-GAAP earnings per diluted share to be in the range of approximately $0.43 to $0.47.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, December 5, 2013, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-877-719-9795 (domestic) or +1-719-325-4786 (international) and enter conference ID 5981213.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 5981213 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 24, 2013) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
                   (in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Six Months Ended      Ended
                      --------------------  --------------------  ---------
                       October    October    October    October    July 28,
                       27, 2013   28, 2012   27, 2013   28, 2012     2013
                      ---------  ---------  ---------  ---------  ---------
                           (Unaudited)           (Unaudited)
                      --------------------  --------------------  ---------
Revenues              $ 290,722  $ 232,041  $ 556,790  $ 452,567  $ 266,068
Cost of revenues        186,168    166,167    359,270    327,624    173,102
Amortization of
 acquired developed
 technology               1,181      2,000      2,774      3,272      1,593
                      ---------  ---------  ---------  ---------  ---------
Gross profit            103,373     63,874    194,746    121,671     91,373
Gross margin               35.6%      27.5%      35.0%      26.9%      34.3%
Operating expenses:
  Research and
   development           44,959     39,620     88,489     77,789     43,530
  Sales and marketing    12,322     10,219     24,127     20,893     11,805
  General and
   administrative        15,388     12,919     23,728     26,261      8,340
  Amortization of
   purchased
   intangibles              595      1,062      1,190      1,871        595
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            73,264     63,820    137,534    126,814     64,270
                      ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations              30,109         54     57,212     (5,143)    27,103
Interest income             282        162        499        358        217
Interest expense           (367)      (750)      (919)    (1,397)      (552)
Other income
 (expenses), net            495       (101)       983        (20)       488
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes and
 non-controlling
 interest                30,519       (635)    57,775     (6,202)    27,256
Provision (benefits)
 for income taxes           568     (1,062)     1,989       (420)     1,421
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 non-controlling
 interest                29,951        427     55,786     (5,782)    25,835
Adjust for net
 (income) loss
 attributable to non-
 controlling interest        14       (156)       190       (144)       176
                      ---------  ---------  ---------  ---------  ---------
Net income (loss)
 attributable to
 Finisar Corporation  $  29,965  $     271  $  55,976  $  (5,926) $  26,011
                      =========  =========  =========  =========  =========

Net income (loss) per
 share attributable
 to Finisar
 Corporation common
 stockholders:

  Basic               $    0.31  $    0.00  $    0.59  $   (0.06) $    0.27
  Diluted             $    0.29  $    0.00  $    0.56  $   (0.06) $    0.26

Shares used in
 computing net income
 (loss) per share -
 basic                   95,941     92,780     95,275     92,386     94,609
Shares used in
 computing net income
 (loss) per share -
 diluted                103,696     94,735    102,771     92,386    101,125

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                                      October 27,    July 28,    April 28,
                                          2013         2013         2013
                                      -----------  -----------  -----------
                                      (Unaudited)  (Unaudited)
                                      -----------  -----------  -----------
                ASSETS
Current assets:
  Cash and cash equivalents           $   316,488  $   288,433  $   289,076
  Accounts receivable, net                186,486      171,823      149,612
  Accounts receivable, other               25,890       34,386       16,538
  Inventories                             231,235      207,029      200,670
  Prepaid expenses                         20,902       19,533       18,402
                                      -----------  -----------  -----------
    Total current assets                  781,001      721,204      674,298
Property, equipment and improvements,
 net                                      231,022      213,044      201,442
Purchased intangible assets, net           23,587       25,416       30,457
Goodwill                                   90,986       90,986       90,986
Minority investments                        1,841        1,711          884
Other assets                               16,946       12,954        9,780
                                      -----------  -----------  -----------
    Total assets                      $ 1,145,383  $ 1,065,315  $ 1,007,847
                                      ===========  ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                    $    98,220  $    90,488  $    77,630
  Accrued compensation                     48,182       32,001       31,492
  Other accrued liabilities                32,943       31,542       23,533
  Deferred revenue                         14,235       12,582        9,182
  Short term debt                           4,700            -            -
  Current portion of convertible
   notes                                   40,015            -            -
                                      -----------  -----------  -----------
    Total current liabilities             238,295      166,613      141,837
Long-term liabilities:
  Convertible notes, net of current
   portion                                      -       40,015       40,015
  Other non-current liabilities            12,756       12,908       13,480
                                      -----------  -----------  -----------
    Total liabilities                     251,051      219,536      195,332
Stockholders' equity:
  Common stock                                 96           96           94
  Additional paid-in capital            2,377,198    2,363,514    2,350,146
  Accumulated other comprehensive
   income                                  27,315       22,397       28,525
  Accumulated deficit                  (1,515,984)  (1,545,949)  (1,571,960)
                                      -----------  -----------  -----------
    Finisar Corporation stockholders'
     equity                               888,625      840,058      806,805
  Non-controlling interest                  5,707        5,721        5,710
                                      -----------  -----------  -----------
    Total stockholders' equity            894,332      845,779      812,515
                                      -----------  -----------  -----------
Total liabilities and stockholders'
 equity                               $ 1,145,383  $ 1,065,315  $ 1,007,847
                                      ===========  ===========  ===========

Note - Balance sheet amounts as of April 28, 2013 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges); and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Gains and losses related to minority investments (non-cash or non-recurring benefits or charges);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Debt extinguishment loss (non-cash charges);
  Non-controlling interest non-GAAP adjustment (non-cash and/or non-recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

In calculating non-GAAP income per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Six Months Ended      Ended
                      --------------------  --------------------  ---------
                       October    October    October    October    July 28,
                       27, 2013   28, 2012   27, 2013   28, 2012     2013
                      ---------  ---------  ---------  ---------  ---------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $ 103,373  $  63,874  $ 194,746  $ 121,671  $  91,373
Gross margin - GAAP        35.6%      27.5%      35.0%      26.9%      34.3%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory reserve      1,199      2,003       (329)     6,869     (1,528)
  Amortization of
   acquired
   technology             1,181      2,000      2,774      3,272      1,593
  Stock compensation      2,056      1,876      3,833      3,362      1,777
  Acquisition method
   accounting
   adjustment for
   sale of acquired
   inventory                  -        722          -      1,363          -
  Reduction in force
   costs                     47        136         70        784         23
  Acquisition related
   retention payment         70         73        132         73         62
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue
     adjustments          4,553      6,810      6,480     15,723      1,927
                      ---------  ---------  ---------  ---------  ---------
Gross profit - non-
 GAAP                   107,926     70,684    201,226    137,394     93,300
                      ---------  ---------  ---------  ---------  ---------
Gross margin - non-
 GAAP                      37.1%      30.5%      36.1%      30.4%      35.1%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income
 (loss) - GAAP           30,109         54     57,212     (5,143)    27,103
Operating margin -
 GAAP                      10.4%       0.0%      10.3%      -1.1%      10.2%
Adjustments:
Total cost of revenue
 adjustments              4,553      6,810      6,480     15,723      1,927
Research and
 development
  Reduction in force
   costs                     16          -         28        177         12
  Acquisition related
   retention payment        190        222        381        222        191
  Stock compensation      4,069      3,353      7,594      6,339      3,525
Sales and marketing
  Acquisition related
   retention payment         17         20         34         20         17
  Stock compensation      1,382      1,002      2,566      2,079      1,184
General and
 administrative
  Reduction in force
   costs                    173         54        240         69         67
  Acquisition related
   retention payment        830        253      1,047        253        217
  Stock compensation      2,663      2,956      5,086      5,785      2,423
  Acquisition related
   costs                    124         96        349        421        225
  Litigation
   settlements and
   resolutions and
   related costs              -        (10)         5         13          5
  Shareholder class
   action and
   derivative
   litigation costs          46        (34)    (5,048)         9     (5,094)
Amortization of
 purchased
 intangibles                595      1,062      1,190      1,871        595
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue and
     operating
     expense
     adjustments         14,658     15,784     19,952     32,981      5,294
                      ---------  ---------  ---------  ---------  ---------
Operating income -
 non-GAAP                44,767     15,838     77,164     27,838     32,397
                      ---------  ---------  ---------  ---------  ---------
Operating margin -
 non-GAAP                  15.4%       6.8%      13.9%       6.2%      12.2%

GAAP to non-GAAP
 reconciliation of
 income attributable
 to Finisar
 Corporation:
Net income (loss)
 attributable to
 Finisar Corporation
 - GAAP                  29,965        271     55,976     (5,926)    26,011
Adjustments:
Total cost of revenue
 and operating
 expense adjustments     14,658     15,784     19,952     32,981      5,294
Imputed interest
 related to
 restructuring               56        164        113        226         57
Other (income)
 expense, net
  Gain on sale of
   assets                     5       (170)      (105)      (189)      (110)
  Gain related to
   minority
   investments                -          -       (743)         -       (743)
  Other miscellaneous
   income                    (2)         -         (2)      (160)         -
  Foreign exchange
   transaction (gain)
   or loss                 (208)      (607)       359       (611)       567
  Debt extinguishment
   loss                       -        573          -        573          -
Provision for income
 taxes
  Income tax
   provision
   adjustments             (832)    (1,810)      (706)    (1,818)       126
Non-controlling
 interest non-GAAP
 adjustment                 125          -        192          -         67
                      ---------  ---------  ---------  ---------  ---------
Total adjustments        13,802     13,934     19,060     31,002      5,258
                      ---------  ---------  ---------  ---------  ---------
Net income
 attributable to
 Finisar Corporation
 - non-GAAP           $  43,767  $  14,205  $  75,036  $  25,076  $  31,269
                      =========  =========  =========  =========  =========

Non-GAAP income
 attributable to
 Finisar Corporation  $  43,767  $  14,205  $  75,036  $  25,076  $  31,269
Add: interest expense
 for dilutive
 convertible notes          539        539      1,078          -        539
                      ---------  ---------  ---------  ---------  ---------
Adjusted non-GAAP
 income attributable
 to Finisar
 Corporation          $  44,306  $  14,744  $  76,114  $  25,076  $  31,808
                      =========  =========  =========  =========  =========

Non-GAAP income per
 share attributable
 to Finisar
 Corporation common
 stockholders
  Basic               $    0.46  $    0.15  $    0.79  $    0.27  $    0.33
  Diluted             $    0.43  $    0.15  $    0.74  $    0.26  $    0.31
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar Corporation
 common stockholders
  Basic                  95,941     92,780     95,275     92,386     94,609
  Diluted               103,696     98,483    102,771     94,780    101,125

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar Corporation  $  43,767  $  14,205  $  75,036  $  25,076  $  31,269
Depreciation expense     14,621     13,106     28,548     25,817     13,927
Amortization                 94        237        188        473         94
Interest expense             29        424        307        813        278
Income tax expense        1,400        748      2,695      1,398      1,295
                      ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA       $  59,911  $  28,720  $ 106,774  $  53,577  $  46,863
                      =========  =========  =========  =========  =========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261